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                                                                   Exhibit 10.26

            SEVERANCE, CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

     This SEVERANCE, CONFIDENTIALITY AND NON-COMPETITION AGREEMENT is made as of July 23, 2002 (the "Effective Date") between Aurora Foods Inc., a Delaware corporation (the "Company") and Thomas O. Ellinwood (the "Executive").

     WHEREAS, the Executive is currently employed by the Company; and

     WHEREAS, the Company wishes to provide the Executive with severance under certain conditions in return for the Executive keeping certain information confidential and not competing with the Company and the Executive wishes to accept such terms.

     NOW, THEREFORE, the parties agree as follows:

1.   COMPENSATION UPON TERMINATION.

     1.1. Other than for Cause. If the Company shall terminate the Executive's employment other than for Cause, death or Incapacity and, if no benefits are payable to the Executive under a separate severance agreement or an executive severance plan (acknowledged in writing by the Executive to supersede the provisions of this Section 1.1) as a result of such termination, then the Company shall pay or provide to the Executive:

          (a) as soon as reasonably practicable after the Termination Date, all salary and benefits in effect immediately prior to the Termination Date and due to the Executive through the Termination Date; and

          (b) The Executive's salary in effect immediately prior to the Termination Date until the second anniversary of the Termination Date, payable on a bi-weekly basis or such other time increment as the Executive and the Company mutually agree.

With respect to any termination of employment to which this Section 1.1 applies, until the earlier to occur of (1) the second anniversary of the Termination Date or (2) the date on which the Executive receives from another employer (including self-employment or engaging in an enterprise as a sole proprietor or partner) medical and dental benefits substantially comparable to those made available by the Company to the Executive immediately prior to the Termination Date (the "Benefits Termination Date"), the Company shall, if the Executive was participating in any Company medical and dental insurance plans immediately prior to the Termination Date and subject to any employee contribution applicable to the Executive immediately prior to the Termination Date, continue to provide and contribute to the cost of the Executive's participation in such medical and dental insurance plans so long as the Executive is entitled to continue such participation under applicable law and plan terms. The obligations of the Company to the Executive under this Section 1.1 (other than clause (a) of the first sentence of this Section 1.1) are conditioned upon the Executive's signing a release of claims in the form of Exhibit A (the "Release") within 21 days of the Termination Date on and upon such Release remaining in full force and effect thereafter. Except as otherwise provided, all severance payments under this Section 1.1 will be in the form of salary continuation, payable in accordance with the normal payroll practices of the Company and will begin at the Company's next regular payroll period following the effective date of the Release, but shall be retroactive to the Termination Date; provided, that payments to the Executive under this Section 1.1 shall not be reduced by reason of any compensation payments the Executive receives from employment subsequent to the Termination Date.

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     1.2. Post-Termination Obligations Generally. Except as expressly set forth in this Section 1, in any stock option plan in which the Executive was participating and as provided by law, the Company shall have no further obligations to the Executive following the Termination Date, and performance by the Company of any obligation specifically provided in this Section 1 shall constitute full settlement of any claim that the Executive may have on account of such termination against the Company and its Subsidiaries and Affiliates and all of their respective past and present officers, directors, stockholders, controlling Persons, employees, agents, representatives, successors and assigns and all other others connected with any of them, both individually and in their official capacities.

     1.3. Change of Control. If within two years of a Change of Control, the Executive terminates his employment for Good Reason or the Company terminates the Executive's employment other than for Cause, the Company shall have no further obligations to the Executive under this Agreement other than (i) a lump sum payment equal to two times the sum of the salary and the bonus paid to the Executive during the preceding twelve months; and (ii) continued contributions (if the Executive was participating in any Company medical and dental insurance plans immediately prior to the Termination Date and subject to any employee contribution applicable to the Executive immediately prior to the Termination
Date), until the Benefits Termination Date, to the cost of the Executive's participation in such medical and dental insurance plans so long as the Executive is entitled to continue such participation under applicable law and plan terms.

2. WITHHOLDING. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

3. UNAUTHORIZED DISCLOSURE; INVENTIONS.

     3.1. Confidential Information. The Executive acknowledges that the Company and its Subsidiaries and Affiliates continually develop Confidential Information, that the Executive may develop Confidential Information for the Company or its Subsidiaries or Affiliates and that the Executive may learn of Confidential Information during the course of employment. The Executive will comply with the policies and procedures of the Company and its Subsidiaries and Affiliates for protecting Confidential Information and agrees not to disclose to any Person (except as required by applicable law or for the proper performance of his duties and responsibilities to the Company and its Subsidiaries and Affiliates), or use for his own benefit or gain, any Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its Subsidiaries or Affiliates. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

     3.2. Protection of Documents. All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Subsidiaries or Affiliates and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company or its Subsidiaries or Affiliates. The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Executive's possession or control.

     3.3. Proprietary Rights. Any and all inventions, discoveries, developments, methods, processes, compositions, works, supplier and customer lists (including information relating to the generation and updating thereof), concepts and ideas (whether or not patentable or copyrightable) (collectively, "Inventions") conceived, made, developed, created or reduced to practice (collectively, "Conceived") by the Executive (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise)

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during the term of his employment by the Company, which may be directly or indirectly useful in, or related to, the business, ventures or other activities of or products manufactured or sold by the Company or any of its Subsidiaries or Affiliates or any business or products contemplated by the Company or any of its Subsidiaries or Affiliates while the Executive was or is an employee, officer or director of the Company (collectively, "Proprietary Rights"), together with Inventions so Conceived by the Executive within the six-month period following the Termination Date and which directly relate to Company work initiated, conducted, observed, or contemplated prior to the Termination Date, shall be promptly and fully disclosed by the Executive to the Board and shall be the exclusive property of the Company as against the Executive and his successors, heirs, devisees, legatees and assigns, and the Executive hereby assigns to the Company his entire right, title and interest therein and shall promptly deliver to the Company all papers, drawings, models, data and other material relating to any of the foregoing Proprietary Rights conceived, made, developed, created or reduced to practice by him as aforesaid. All copyrightable Proprietary Rights shall be considered "works made for hire." The Executive shall, upon the Company's request and without any payment therefor or expense with respect thereto, execute any documents necessary or advisable in the reasonable opinion of the Company's counsel to assign, and confirm the Company's title in, his entire right, title and interest in the foregoing Proprietary Rights and to direct issuance of patents or copyrights to the Company with respect to such Proprietary Rights as are the Company's exclusive property as against the Executive and his successors, heirs, devisees, legatees and assigns under this
Section 3.3 or to vest in the Company title to such Proprietary Rights as against the Executive and his successors, heirs, devisees, legatees and assigns, the expense of securing any such patent or copyright, however, to be borne by the Company.

4. RESTRICTED ACTIVITIES. The Executive agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Subsidiaries and Affiliates:

     4.1. Non-Competition. While the Executive is employed by the Company and for a period of two years immediately following the Termination Date (the "Non-Competition Period"), the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any of its Subsidiaries or Affiliates within the United States in any Competitive Business or undertake any planning for any Competitive Business. Without limiting the generality of the foregoing, during the Non-Competition Period, the Executive will not solicit or encourage any Person who is or was a customer of the Company or any of its Subsidiaries or Affiliates to terminate its relationship with any of them, or to conduct with any other Person any business or activity which such customer conducted with the Company or any of its Subsidiaries or Affiliates, and which is or would be detrimental to the Company.

     4.2. Outside Activities. The Executive agrees that during his employment with the Company, he will not undertake any outside activity, whether or not competitive with the business of the Company or any of its Subsidiaries or Affiliates, that could reasonably give rise to a conflict of interest or otherwise interfere with the performance of his duties and obligations to the Company or any of its Subsidiaries or Affiliates.

     4.3. Non-Solicitation of Employees. Acknowledging the strong interest of the Company in an undisrupted workplace, the Executive further agrees that while he is employed by the Company and for a period of two years immediately following the Termination Date, the Executive will not (a) directly, or indirectly through agents or other representatives, seek to persuade, solicit or encourage any employee of the Company or any of its Subsidiaries or Affiliates to discontinue employment with the Company or any of its Subsidiaries or Affiliates or (b) solicit or encourage any independent contractor providing services to the Company or any of its Subsidiaries or Affiliates to terminate or diminish its relationship with the Company or any of its Subsidiaries or Affiliates.

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     4.4. Ownership of Securities. Notwithstanding the provisions of this
Section 4, the Executive shall have the right to acquire as a passive investor (with no involvement in the operations or management of the business) up to 1% of any class of securities which is (a) issued by any Person engaged in a Competitive Business and (b) publicly traded on a national securities exchange or over-the-counter market.

5. ENFORCEMENT OF COVENANTS. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 3 and 4. The Executive agrees that such restraints are necessary for the reasonable and proper protection of the Company and its Subsidiaries and Affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further acknowledges that, were he to breach any of the covenants contained in Section 3 and 4, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive (or other equitable) relief against any breach or threatened breach by the Executive of any of such covenants, without having to post bond. The Company will be entitled to recover from the Executive any attorneys fees and costs it incurs in connection with the successful enforcement of its rights under Sections 3 and 4, and the Executive will be entitled to recover from the Company reasonable attorneys fees and costs he incurs in connection with the successful defense of any such enforcement action brought by the Company. The parties further agree that, in the event that any provision of Sections 3 and 4 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

6. NOT AN EMPLOYMENT AGREEMENT. This Agreement is not an employment agreement and does not confer on the Executive any right to continued retention by the Company or its Subsidiaries as an employee or otherwise, nor will it affect any right of the Company to terminate an employment, service or similar relationship at any time.

7. NOTICES. All notices, requests and demands to or upon the parties hereto to be effective shall be in writing, by facsimile, by overnight courier or by registered or certified mail, postage prepaid and return receipt requested, and shall be deemed to have been duly given or made upon: (a) delivery by hand, (b) one business day after being sent by nationally recognized overnight courier; or
(c) in the case of transmission by facsimile, when confirmation of receipt is obtained. Such communications shall be addressed and directed to the parties as follows (or to such other address as either party shall designate by giving like notice of such change to the other party):

         If to the Executive:

                  Thomas O. Ellinwood
                  232 North Kingshighway, Apartment 1905
                  St. Louis, MO 63108

         If to the Company:

                  Aurora Foods Inc.
                  11432 Lackland Road
                  St. Louis, MO 63146
                  Attention: Chief Executive Officer
                  Facsimile: (314) 632-5633

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8. DEFINITIONS; CERTAIN RULES OF CONSTRUCTION. Certain capitalized terms are used in this Agreement with the specific meanings defined below in this Section
8. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation" and (e) references to "$" mean United States dollars.

     8.1. "AAA" is defined in Section 14.

     8.2. "Affiliate" shall mean (a) any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or other specified Person), (b) any other Person which, together with its Affiliates (as defined in clause (a) above) shall, directly or indirectly, own beneficially or control the voting of at least 10% of the ownership interest in the Company (or other specified Person) and (c) any other Person of which the Company (or other specified Person) and its Affiliates (as defined in clauses
(a) and (b) above) shall, directly or indirectly, own beneficially or control the voting of at least 10% of any class of outstanding capital stock or other evidence of beneficial interest or of any interest as a general partner or joint venturer.

     8.3. "Beneficial Owner" shall have the meaning in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have a "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     8.4. "Benefits Termination Date" is defined in Section 1.1.

     8.5. "Board" means the Board of Directors of the Company.

     8.6. "Cause" means (a) the Executive's breach of any of his obligations set forth in this Agreement; (b) the Executive's breach of his fiduciary duties as an officer or director of the Company or any of its Subsidiaries or Affiliates, or as an officer, trustee, director or other fiduciary of any pension or employee benefit plan of the Company or any of its Subsidiaries or Affiliates;
(c) the Executive's commission of a felony involving fraud, personal dishonesty or moral turpitude (whether or not in connection with his employment); or (d) the Executive's failure to follow the reasonable instructions of the Chief Executive Officer of the Company.

     8.7. "Change of Control" means:

          (a) any person (used as such term is defined in Sections 1.3(d) and 14(d) of the Exchange Act) other than one or more Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided that the Permitted Holders are Beneficial Owners of, directly or indirectly, in the aggregate, a lesser percentage of the total voting power of the Voting Stock of the Company than such other person (used as such term is defined in Sections 13(d) and 14(d) of the Exchange Act) and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board; provided, further, that a person (used as such term is defined in Sections 13(d) and 14(d) of the Exchange Act) shall be deemed to be the Beneficial Owner of any Voting Stock of a Person held by any other Person (the "Parent Corporation") if such other person (used as such term is defined in Sections 13(d) and 14(d) of the Exchange Act) is the Beneficial Owner of, directly or indirectly, more than 35% of the voting power of the Voting Stock of the Parent Corporation and the Permitted Holders are Beneficial Owners of, directly or indirectly, in the aggregate, a lesser percentage of the voting power of the Voting

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     Stock of the Parent Corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Parent Corporation; or

          (b) the consummation, through one transaction or a series of related transactions, of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation the shareholders of the Company immediately prior to such reorganization, merger or consolidation are the Beneficial Owners, directly or indirectly, of more than 50% of, respectively, the then outstanding shares of Common Stock resulting from such reorganization, merger or consolidation and the combined voting power of the Voting Stock of the Company; or

          (c) the consummation, through one transaction or a series of related transactions, of (i) a complete liquidation or dissolution of the Company or (ii) the sale, disposition or other transfer or removal of assets of the Company to which 40% of the Company's annualized revenues as of December 31, 2001 are directly attributable; provided, that a Change of Control shall not be deemed to have occurred if the entity or entities acquiring control in such sale or disposition are the Permitted Holders or their Affiliates.

     8.8. "Common Stock" means the common stock, $.01 par value, of the Company.

     8.9.  "Company" is defined in the preamble to this Agreement.

     8.10. "Competitive Business" means any existing business conducted by the Company or any of its Subsidiaries during the term of the Executive's employment with the Company; provided that the phrase "existing business" shall for purposes of this Section 8.10 be deemed to include any business actively proposed to be conducted by the Company and for which the Company has developed a formal business or marketing plan during the term, whether or not it existed on the effective date.

     8.11. "Conceived" is defined in Section 3.3.

     8.12. "Confidential Information" means any and all information regarding the Company and its Subsidiaries and Affiliates that is not generally known by others with whom they compete or do business, or with whom they actively plan to compete or do business, including such information relating to (a) the development; research, testing, manufacturing, marketing and financial activities of the Company and its Subsidiaries, (b) the Products, (c) the costs, sources of supply, financial performance and strategic plans of the Company and its Subsidiaries and Affiliates, (d) the identity and special needs of the customers of the Company and its Subsidiaries and Affiliates and (e) the people and organizations with whom the Company and its Subsidiaries and Affiliates have business relationships and those relationships, but excluding information which
(i) is generally available to and known by the public or (ii) is or becomes known on a non-confidential basis from a source other than the Executive.

     8.13. "Documents" is defined in Section 3.2.

     8.14. "Effective Date" is defined in the preamble.

     8.15. "Executive" is defined in the preamble.

     8.16. "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

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     8.17. "Fenway" means Fenway Capital Partners Fund, L.P., a Delaware limited partnership, and Fenway Capital Partners Fund II, L.P., a Delaware limited partnership.

     8.18. "Good Reason" means (a) a reduction in the amount of the Executive's salary, or (b) a relocation of the Executive's position outside the St. Louis metropolitan area.

     8.19. "Incapacity" means any physical or mental illness, injury or other incapacity of the Executive.

     8.20. "Inventions" is defined in Section 3.3.

     8.21. "McCown" means McCown De Leeuw & Co. III, L.P., McCown De Leeuw & Co. III (Europe), L.P., McCown De Leeuw & Co. III (Asia), L.P., Gamma Fund LLC, McCown De Leeuw & Co. IV, L.P., and McCown De Leeuw & Co. IV Associates, L.P.

     8.22. "Non-Competition Period" is defined in Section 4.1.

     8.23. "Parent Corporation" is defined in Section 8.7(a).

     8.24. "Permitted Holders" means Fenway, McCown, Delta Fund LLC, California Public Employees Retirement System, Dartford Partnership L.L.C., Tiger Oats Limited and UBS Capital LLC.

     8.25. "Person" means any individual, partnership, corporation, association, trust, joint venture, limited liability company, unincorporated organization or entity, and any government, governmental department or agency or political subdivision thereof.

     8.26. "Products" means all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Subsidiaries or Affiliates, together with all services provided or planned by the Company or any of its Subsidiaries or Affiliates, during the Executive's employment; provided that Products shall not include products not in distribution and for which there is not active planning, research, development or testing or for which there is not a current formal business or marketing plan.

     8.27. "Proprietary Rights" is defined in Section 3.3.

     8.28. "Release" is defined in Section 1.1.

     8.29. "Subsidiary" means any Person of which the Company (or other specified Person) shall, directly or indirectly, own beneficially or control the voting of at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or at least a majority of the partnership, joint venture or similar interests, or in which the Company (or other specified Person) or a Subsidiary thereof shall be a general partner or joint venturer without limited liability.

     8.30. "Termination Date" means the date on which termination of the Executive's employment by the Company is effective.

     8.31. "Voting Stock" of a Person means all classes of capital stock of such Person then outstanding and normally entitled to vote in the election of directors or managers.

9. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is approved by the Board and agreed to in writing by the

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Executive and such officer as may be specifically authorized by the Board in connection with such approval. No waiver by either party hereto at any time of compliance with or of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement and the legal relations created thereby shall be governed by the domestic substantive laws of the State of Missouri without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

10. SEVERABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

11. COUNTERPARTS. This Agreement may he executed in any one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto, and supersedes any and all prior communications, agreements and understandings, written or oral, with respect to severance, confidentiality and non-competition for or by the Executive.

13. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon
(a) the Executive, his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees and (b) the Company and its successors (including by means of reorganization, merger, consolidation or liquidation) and permitted assigns. The Company may assign this Agreement to any of its Subsidiaries or to any successor of the Company by reorganization, merger, consolidation or liquidation and any transferee of all or substantially all of the business or assets of the Company or of any division or line of business of the Company with which the Executive is at any time associated; provided that, except to the extent it occurs upon a Change of Control, no such assignment shall operate to release the Company from its payment and benefit obligations hereunder. The Executive may not assign this Agreement.

14. ARBITRATION. With the exception of claims arising under or connected to Sections 3 and 4, any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted by a single arbitrator in St. Louis, Missouri in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA") then in effect; provided, however, that the parties may agree to use an arbitrator other than those provided by the AAA. The arbitrator shall not have the authority to add to, detract from, or modify, any provision hereof nor to award punitive damages to any injured party. The arbitrator shall have the authority to order back-pay and severance compensation, and, to the extent deemed reasonable and appropriate by such arbitrator given the issues involved and the outcome of the arbitration, shall award to the prevailing, party reimbursement of out of pocket costs and expenses (including legal fees) incurred by such party in connection with such dispute or controversy, together with interest thereon. A decision by the arbitrator shall be final and binding. Judgment may be entered on the arbitrator's award in any court having competent jurisdiction. Responsibility for bearing the cost of the arbitration shall be determined by the arbitrator and shall be proportional to the arbitrator's decision on the merits.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands, as of the date first above written.

     THIS AGREEMENT CONTAINS A BINDING ARBITRATION CLAUSE THAT MAY BE ENFORCED BY THE PARTIES.

THE COMPANY:                                            THE EXECUTIVE:

AURORA FOODS INC.

By:   /s/ James T. Smith                                /s/ Thomas O. Ellinwood
     --------------------------------------------       -----------------------
     James T. Smith                                     Thomas O. Ellinwood
     Chairman, President and Chief Executive
     Officer

                                                                       Exhibit A
                                                                       ---------

                                RELEASE OF CLAIMS

     FOR AND IN CONSIDERATION OF the special payments and benefits to be provided in connection with the termination of my employment in accordance with the terms of the Severance, Confidentiality and Non-Competition Agreement dated as of ___________, 2002 (as amended and in effect from time to time, the "Severance Agreement") between Aurora Foods Inc., a Delaware corporation (the "Company"), and me; I, on my own behalf and on behalf of my personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees and all others connected with me, hereby release and forever discharge the Company and its respective Affiliates (as defined in the Severance Agreement) and all of their respective past and present officers, directors, stockholders, controlling persons, employees, agents, representatives, successors and assigns and all others connected with any of them (all collectively, the "Released"), both individually and in their official capacities, from any and all rights, liabilities, claims, demands and causes of action of any type (collectively, "Claims") which I have had in the past, now have, or might now have, through the date of my signing of this Release of Claims, in any way resulting from, arising out of or connected with my employment or its termination or pursuant to any federal, state, foreign or local employment law, regulation or other requirement (including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the fair employment practices laws of the state or states in which I have been employed by the Company, each as amended from time to time); provided, however, that the foregoing release shall not apply to any future claim to enforce the terms of my Severance Agreement with the Company or any future claim arising from my status as a vested beneficiary of an employee benefit or pension benefit plan.

     In signing this Release of Claims, I acknowledge that I have had at least 21 days from the date of notice of termination of my employment to consider the terms of this Release of Claims and that such time has been sufficient; that I am encouraged by the Company to seek the advice of an attorney prior to signing this Release of Claims; and that I am signing this Release of Claims voluntarily and with a full understanding of its terms.

     I understand that I may revoke this Release of Claims at any time within seven days of the date of my signing by written notice to the Company and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

     Intending to be legally bound, I have signed this Release of Claims as of the date first written above.

Signature:
             --------------------------------------------
             Thomas O. Ellinwood

Date Signed:
             --------------------------------------------